UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 1, 2026

Date of Report

(Date of earliest event reported)

AGCO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway

Duluth, Georgia 30096

(Address of principal executive offices, including Zip Code)

770 813-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, AGCO Corporation (the “Company”) announced a series of executive leadership changes effective August 1, 2026. Damon Audia, previously Senior Vice President, Chief Financial Officer, has been named President of PTx & Corporate Strategy, which encompasses AGCO’s precision agriculture business and the enterprise strategy and transformation teams.

Indira Agarwal, previously Vice President, Chief Accounting Officer, has been appointed as the Company’s new Senior Vice President, Chief Financial Officer and will serve as the Company’s Principal Financial Officer and Principal Accounting Officer. Ms. Agarwal, who succeeds Mr. Audia, assumed the responsibilities of Chief Financial Officer upon the effectiveness of her appointment.

In connection with her appointment, the Company entered into an Employment and Severance Agreement with Ms. Agarwal. The Agreement provides for a base salary of $600,000 per year, and customary incentive compensation and other benefits. The Agreement also contains customary non-compete, non-solicitation and confidentiality provisions and severance benefits when the termination is without “cause” or for “good reason.” The size of the severance benefits depends on whether the termination involved a change of control.

Ms. Agarwal, age 50, has served as Vice President, Chief Accounting Officer of the Company since June 2024, in which role she also served as Principal Accounting Officer. Prior to joining the Company, Ms. Agarwal served as Vice President, Chief Accounting Officer and Controller of HF Sinclair Corporation from May 2020 to June 2024, and as Director, Consolidations and SEC Reporting at HF Sinclair Corporation from April 2018 to May 2020. Prior to such time, Ms. Agarwal held roles of increasing responsibility at Cardtronics, Inc. and at Direct Energy.

There are no family relationships between Ms. Agarwal and any director or executive officer of the Company. Additionally, there are no transactions involving Ms. Agarwal requiring disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release dated August 3, 2026, announcing the appointments of Mr. Audia and Ms. Agarwal is included as Exhibit 99.1 to this Current Report on Form 8-K. A copy of Ms. Agarwal’s Employment and Severance Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment and Severance Agreement with Indira Agarwal
99.1	Press Release dated August 3, 2026
104	Cover Page Interactive Data File - the cover page from this Current Report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Eric P. Hansotia
Eric P. Hansotia
Chairman of the Board, President and Chief Executive Officer

Dated: August 3, 2026